CLOSING AGREEMENT

This Agreement is made as of December 31, 2004 by and among CAREPLUS, LLC (“Company”), AMERIGROUP ACQUISITION CORP. (“Buyer”), AMERIGROUP CORPORATION (“Parent”), and JOSEPH ZAPPALA, as Agent for the Company Members (“Members’ Agent”).

WITNESSETH:

A.	Buyer, Parent and Company have entered into a Merger Agreement dated as of October 26, 2004 (the “Merger Agreement”) which provides that a Closing will take place upon the satisfaction or waiver of certain conditions set forth in Article IX of the Merger Agreement; and

B.	The conditions set forth in Article IX of the Merger Agreement have been either satisfied or waived and the parties desire to fix a Closing Date and provide for the payment of various funds and delivery of certain documents required by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1. The Closing Date is Friday, December 31, 2004, effective as of the Effective Time. Notwithstanding anything to the contrary in the Merger Agreement (specifically including but not limited to Section 2.5(c)(i)), the parties agree that the Closing Cash Amount shall be paid on January 3, 2005.

2. The parties agree that for purposes of this Agreement and the Merger Agreement, “Member Receivables” means receivables from Company Members which are collected by the Company within three days after the Closing Date, as set forth on Exhibit A-1 attached to this Agreement. The amount of Member Receivables at Closing, $2,381,951, will be paid by Agent as provided in paragraph 9 below and shall not be paid from the Escrow Account.

3. The parties agree that the definition of “Receivables” in the Merger Agreement shall be replaced with the following:

“Receivables” means all of the Company’s trade accounts, receivables from Payors, reinsurance receivables, claims against Providers and Member Receivables.

The parties further agree that the opening phrase of Section 2.1(c) of the Merger Agreement shall be replaced with the following:

(c) On the Closing Date, the Assets shall include cash, cash equivalents, marketable securities, uncleared checks from third parties for good funds, Receivables from Payors, Member Receivables and other short-term investments in an aggregate amount that shall not be less than:

4. Williams Mullen, counsel to Buyer and Parent, is hereby authorized to release to its clients all original and other executed documents previously delivered to it in escrow in connection with the Closing.

5. Kurzman Eisenberg Corbin Lever & Goodman, LLP, counsel to the Company and the Company Members, is hereby authorized to release to its clients all original and other executed documents previously delivered to it in escrow in connection with the Closing.

6. Notwithstanding anything to the contrary in the Merger Agreement, Parent will authorize and direct its bank by letter attached as Exhibit B-1 to wire to the Members’ Agent $124,936,250.00 o n Monday, January 3 , 2 005, which is the amount o wed from Parent as set forth on the disbursements page of the Settlement Statement attached as Exhibit C-1 (the “Settlement Statement”), pursuant to the wire instructions on the Settlement Statement.

7. Notwithstanding anything to the contrary in the Merger Agreement, Parent will authorize and direct its bank by letter attached as Exhibit B-1 to wire to Escrow Agent $1,402,484.00 on Monday, January 3, 2005, which is the amount owed to Escrow Agent as set forth on the disbursements page of the Settlement Statement, pursuant to the wire instructions on the Settlement Statement.

8. Notwithstanding anything to the contrary in the Merger Agreement, Agent has signed and delivered to Parent the letter attached as Exhibit D-1 regarding the wire to the Company of $2,381,951.00 on receipt of the wire set forth in paragraph 6 above. If, for any reason, the Company does not receive such amount by the close of business on January 4, 2005 E.S.T., Parent, at its option, may collect such amount from the Escrow Account or offset such amount against monies owed to the Company Members under the Merger Agreement with interest from            January 3, 2005 at the prime rate of Wachovia Bank, N.A., Richmond, Virginia as announced from time to time.

9. Notwithstanding anything to the contrary in the Merger Agreement, on or before 9:30 AM on Friday, December 31, 2004, the Company will authorize and direct its bank to wire $2,000,000.00 to Escrow Agent at the following address: Wachovia Bank, Charlotte, NC; ABA 053000219; Account #5000000016439; FFC AMERIGROUP Escrow; Attn: CT5300/J Edwards.

10. The parties acknowledge that all Company Members have consented to the Merger Agreement and that no funds will be set aside as the Dissenters’ Withhold Amount pursuant to the Merger Agreement.

11. All capitalized terms used in this Agreement shall have the same meanings as are given such terms in the Merger Agreement unless such terms are otherwise defined in this Agreement. On a conflict between the terms of this Agreement and the Merger Agreement, this Agreement shall control. 2

#989251 v8 — Closing Agreement — Amerigroup NY

IN WITNESS WHEREOF, the undersigned have executed this Closing Agreement as of the date and year first set forth above.

AMERIGROUP ACQUISITION CORP.

By: /s/ Stanley F. Baldwin

Stanley F. Baldwin, Executive Vice President

AMERIGROUP CORPORATION

By: /s/ Stanley F. Baldwin

Stanley F. Baldwin, Executive Vice President

CAREPLUS, LLC

By: /s/ Joseph Zappala

Joseph Zappala, Chairman /s/ Joseph Zappala Joseph Zappala, as Members’ Agent
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